Calculation of Filing Fee Tables
S-3
HEALTHEQUITY, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred stock, par value $0.0001 per share	457(r)				0.0001476
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	4	Other	Warrants	457(r)				0.0001476
Fees to be Paid	5	Other	Units	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	665,919		$ 19,684,565.64			S-3	333-259417	09/09/2021	$ 2,287.35
Carry Forward Securities	7	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	209,146		$ 13,690,698.00			S-3	333-259417	09/09/2021	$ 1,494.00
			Total Offering Amounts:				$ 33,375,263.64		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a.: Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). Note 1.b.: An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities, including such securities as may be issued pursuant to anti-dilution adjustments determined at the time of the offering. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fees and will pay any applicable registration fees on a "pay as you go" basis. The Registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee.

[2]	See Note 1.a and 1.b above.

[3]	See Note 1.a and 1.b above.

[4]	See Note 1.a and 1.b above.

[5]	See Note 1.a and 1.b above.

[6]	As further described below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 875,065 shares of common stock that were previously registered and remain unsold (the "Unsold Securities"). Accordingly, no registration fee is due. Pursuant to Rule 415(a)(6), this Registration Statement includes: * 665,919 shares of Unsold Securities previously registered pursuant to the registration statement on Form S-3ASR (File No. 333-259417), which was automatically effective on September 9, 2021 (the "2021 Registration Statement"). These shares were previously registered pursuant to the registration statement on Form S-3ASR (File No. 333-206850), which was automatically effective on September 9, 2015 (the "2015 Registration Statement"), and then pursuant to the registration statement on Form S-3ASR (File No. 333-227231), which was automatically effective on September 7, 2018 (the "2018 Registration Statement"); and * 209,146 shares of Unsold Securities previously registered pursuant to the 2021 Registration Statement. The 2015 Registration Statement registered 18,492,903 shares of common stock with a proposed maximum aggregate offering price of $546,650,212.68, in respect of which the Registrant paid an aggregate registration fee of $63,520.75 (the "2015 Filing Fee"). Of such shares, a total of 1,473,903 unsold shares of common stock were subsequently registered pursuant to the 2018 Registration Statement, to which the 2015 Filing Fee in respect of such shares was carried forward to the 2018 Registration Statement. Of these shares, a total of 769,285 unsold shares of common stock were subsequently registered under the 2021 Registration Statement and the 2015 Filing Fee in respect of such shares was carried forward to the 2021 Registration Statement. In addition, 209,146 new shares of common stock with an aggregate offering price of $13,690,698.00 were registered under the 2021 Registration Statement, in respect of which the Registrant paid an aggregate registration fee of $1,494.00, which shares remain unsold (the "2021Filing Fee"). Pursuant to Rule 415(a)(6), $2,287.35 of the 2015 Filing Fee is hereby applied to the 665,919 shares of Unsold Securities carried forward and registered hereunder and the $1,494.00 2021 Filing Fee is hereby applied to the 209,146 shares of Unsold Securities carried forward and registered hereunder; as a result, no additional filing fee is due in respect of the Unsold Securities. In accordance with Rule 415(a)(6), the offering of securities registered under the 2021 Registration Statement will be terminated as of the time of filing of this Registration Statement.

[7]	As further described below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 875,065 shares of common stock that were previously registered and remain unsold (the "Unsold Securities"). Accordingly, no registration fee is due. Pursuant to Rule 415(a)(6), this Registration Statement includes: * 665,919 shares of Unsold Securities previously registered pursuant to the registration statement on Form S-3ASR (File No. 333-259417), which was automatically effective on September 9, 2021 (the "2021 Registration Statement"). These shares were previously registered pursuant to the registration statement on Form S-3ASR (File No. 333-206850), which was automatically effective on September 9, 2015 (the "2015 Registration Statement"), and then pursuant to the registration statement on Form S-3ASR (File No. 333-227231), which was automatically effective on September 7, 2018 (the "2018 Registration Statement"); and * 209,146 shares of Unsold Securities previously registered pursuant to the 2021 Registration Statement. The 2015 Registration Statement registered 18,492,903 shares of common stock with a proposed maximum aggregate offering price of $546,650,212.68, in respect of which the Registrant paid an aggregate registration fee of $63,520.75 (the "2015 Filing Fee"). Of such shares, a total of 1,473,903 unsold shares of common stock were subsequently registered pursuant to the 2018 Registration Statement, to which the 2015 Filing Fee in respect of such shares was carried forward to the 2018 Registration Statement. Of these shares, a total of 769,285 unsold shares of common stock were subsequently registered under the 2021 Registration Statement and the 2015 Filing Fee in respect of such shares was carried forward to the 2021 Registration Statement. In addition, 209,146 new shares of common stock with an aggregate offering price of $13,690,698.00 were registered under the 2021 Registration Statement, in respect of which the Registrant paid an aggregate registration fee of $1,494.00, which shares remain unsold (the "2021Filing Fee"). Pursuant to Rule 415(a)(6), $2,287.35 of the 2015 Filing Fee is hereby applied to the 665,919 shares of Unsold Securities carried forward and registered hereunder and the $1,494.00 2021 Filing Fee is hereby applied to the 209,146 shares of Unsold Securities carried forward and registered hereunder; as a result, no additional filing fee is due in respect of the Unsold Securities. In accordance with Rule 415(a)(6), the offering of securities registered under the 2021 Registration Statement will be terminated as of the time of filing of this Registration Statement.